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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement No. 333-62361 of Metals USA, Inc. on Form S-8 of our report dated September 6, 2002, appearing in the Annual Reports on Form 11-K of Metals USA, Inc. Union 401(k) Plan for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

September 6, 2002
Houston, Texas